Exhibit 99.1

Ideeli, Inc.
Unaudited Condensed Financial Statements
as of November 2, 2013 and for the 39 Weeks Ended
November 2, 2013 and October 27, 2012

IDEELI, INC.
CONDENSED BALANCE SHEET
(unaudited)

November 2,
2013
Assets
Current assets:
Cash and cash equivalents	$4,106,878
Restricted cash	8,092,458
Accounts receivable, net	1,479,810
Inventories	10,256,557
Prepaid expenses and other current assets	1,278,620
Total current assets	25,214,323
Property, equipment and software, net	8,083,583
Total Assets	$33,297,906
Liabilities and Equity
Current liabilities:
Accounts payable	$1,506,192
Accrued supplier payables	3,923,756
Accrued expenses	8,947,863
Notes payable	2,000,000
Other current liabilities	406,698
Total current liabilities	16,784,509
Deferred rent	4,226,914
Total Liabilities	21,011,423
Convertible preferred stock, $.0001 par value, 51,445,186 shares authorized:
Series A - 7,189,801 shares designated, 7,120,250 issued and outstanding	3,774,899
(liquidation preference $4,606,802)
Series A-1 - 9,688,195 shares designated, 9,688,195 issued and outstanding	5,804,857
(liquidation preference $6,268,262)
Series B - 11,234,358 shares designated, 10,843,325 issued and outstanding	20,410,601
(liquidation preference $20,797,497)
Series C - 9,597,101 shares designated, 9,597,101 issued and outstanding	38,211,766
(liquidation preference $41,181,160)
Series D - 10,000,000 shares designated, 5,988,024 issued and outstanding	28,719,274
(liquidation preference $32,111,301 including cumulative dividends)
Series E-1 - 2,157,997 shares designated, 1,937,628 issued and outstanding	7,993,792
(liquidation preference $12,119,864)
Series E-2 - 758,924 shares designated, 487,330 issued and outstanding	2,010,505
(liquidation preference $4,064,330 )
Series E-3 - 818,810 shares designated, 545,724 issued and outstanding	2,251,416
(liquidation preference $7,395,929 )
Stockholders' Deficit
Common stock, $.0001 par value, 80,000,000 shares authorized,
10,035,325 shares issued	1,004
Additional paid-in capital	2,494,541
Treasury stock, 684,485 shares of common stock at cost	(1,050,000)
Accumulated deficit	(98,336,172)
Total Stockholders' Deficit	(96,890,627)
Total Liabilities and Stockholders' Deficit	$33,297,906

See Notes to unaudited Condensed Financial Statements.

IDEELI, INC.
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

	39 Weeks Ended
	November 2, 2013	October 27, 2012
Revenue	$69,170,800	$84,323,746
Cost of revenue	54,376,999	65,359,640
Gross profit	14,793,801	18,964,106
Operating expenses:
Marketing	5,725,383	7,957,997
Selling, general and administrative	27,920,404	33,265,241
Total operating expenses	33,645,787	41,223,238
Loss from operations	(18,851,986)	(22,259,132)
Interest (expense) income, net	(40,935)	11,977
Net loss	$(18,892,921)	$(22,247,155)

See Notes to unaudited Condensed Financial Statements.

IDEELI, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(unaudited)

	39 Weeks Ended
	November 2, 2013	October 27, 2012
Net cash used in operating activities	$(18,507,999)	$(17,817,966)
Investing activities
Purchases of property and equipment and capitalized software	(1,704,730)	(4,950,129)
Restricted cash	(8,092,458)	197,752
Net cash used in investing activities	(9,797,188)	(4,752,377)
Financing activities
Proceeds from issuance of notes payable	6,397,542	—
Principal payments on notes payable	(4,397,542)	—
Proceeds from issuance of convertible preferred stock, net of issuance costs	12,255,713	29,894,934
Proceeds from stock option exercises	2,705	14,983
Net cash provided by financing activities	14,258,418	29,909,917
Net (decrease) increase in cash and cash equivalents	(14,046,769)	7,339,574
Cash and cash equivalents, beginning of period	18,153,647	12,962,381
Cash and cash equivalents, end of period	$4,106,878	$20,301,955
Supplemental disclosure of cash flow information
Interest paid	$45,347	$—

See Notes to unaudited Condensed Financial Statements.

IDEELI, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(unaudited)

1.    DESCRIPTION OF BUSINESS
Ideeli, Inc. (the "Company"), is a Delaware corporation founded in 2006. The Company is a members-only online shopping site operating in the United States. The Company commenced its operations in 2007 as ideeli.com. Members participate in limited-time online sales events featuring products from various brand partners across apparel, accessories, home, and beauty categories.
Subsequent to November 2, 2013, and as described in Note 9, Groupon, Inc. ("Groupon") acquired 100% of the equity interests of the Company on January 13, 2014.
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Unaudited Interim Financial Information
The Company has prepared the accompanying condensed financial statements pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") for interim financial reporting. These condensed financial statements are unaudited and, in the Company's opinion, include all adjustments, consisting of normal recurring adjustments and accruals, necessary for a fair presentation of the Company's condensed balance sheets, statements of operations and cash flows for the periods presented. Operating results for the periods presented are not necessarily indicative of the results to be expected for the full fiscal year ending February 1, 2014. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") have been omitted in accordance with the rules and regulations of the SEC. These condensed financial statements should be read in conjunction with the Company's audited financial statements and accompanying notes as of and for the year ended February 2, 2013.
Fiscal Year End
The Company follows a retail calendar for reporting in which each quarter consists of 13 weeks and the year-end is the closest Saturday to January 31. For fiscal years 2014 and 2013, the Company's 39-week interim periods ended on November 2, 2013 and October 27, 2012, respectively.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires estimates and assumptions that affect the reported amounts and classifications of assets and liabilities, revenue and expenses, and the related disclosures of contingent assets and liabilities in the condensed financial statements and accompanying notes. Estimates are utilized for, but not limited to, sales returns, inventory valuation, deferred tax asset valuation allowances and stock-based compensation. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all highly-liquid investments with maturities of less than three months from the date of purchase to be cash equivalents. The Company's cash equivalents primarily include certificates of deposit and money market funds.
Accounts Receivable, Net
Accounts receivable primarily consist of amounts due and in transit from banks for credit card settlements and receivables from vendors and wholesalers. Credit card transactions are settled within several days after the sales transactions are processed.
Allowances for bad debts are provided based on loss histories and direct identification. The Company evaluates the adequacy of these reserves regularly based upon the most recent information available.
Inventories
Inventories, consisting of merchandise purchased for resale, are accounted for using the weighted-average method of accounting and are valued at the lower of cost or market value. All inventory consists of finished goods. The Company writes

IDEELI, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)
(unaudited)

down its inventory for estimated obsolescence and to the lower of cost or market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. Once established, the original cost of the inventory less the related inventory allowance represents a new cost basis.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization and primarily consist of infrastructure to host and maintain the Company's web-based sales platform as well as website development costs to expand the functionality of the website. Depreciation is computed utilizing the straight-line method based on the estimated useful lives of the assets, primarily from three to seven years. Leasehold improvements are amortized utilizing the straight-line method over the shorter of their estimated useful lives or the remaining lease term.
Impairment of Long-Lived Assets
Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. If circumstances require that a long-lived asset or asset group be tested for possible impairment, the Company first compares the undiscounted cash flows expected to be generated by that long-lived asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value.
Revenue Recognition
The Company recognizes revenue when the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the selling price is fixed or determinable; and collection is reasonably assured. Revenue is recognized, net of a provision for estimated sales returns and any customer credits issued, when title passes to the customer upon shipment of the merchandise. Sales taxes collected, when applicable, are excluded from revenue. The sales returns provision is estimated based on the Company's historical returns experience and its return policy, whereby returns are accepted within 14-21 days after the date of sale.
The Company issues customer credits as sales incentives and to satisfy refund requests. Customer credits are recorded as liabilities in the accompanying condensed balance sheet and are derecognized when redeemed by customers in connection with sales transactions or upon expiration.
Deferred revenue includes quarterly and annual membership subscriptions. Proceeds from subscription revenue are deferred at the time of sale and are recognized as revenue on a ratable basis over the term of the underlying subscription. Subscription revenue recognized for the 39-week interim periods ended November 2, 2013 and October 27, 2012 was $690,709 and $1,009,807, respectively.
Deferred revenue also includes deferred shipping revenues. In the fourth quarter of fiscal year 2013, the Company instituted a program whereby its customers would pay $9.95 for shipping on their initial orders and receive free shipping for the next 30 days on any subsequent orders. Based on this shipping policy, the Company recognizes the shipping revenue ratably over the 30-day period. As of November 2, 2013, the amount recorded as deferred shipping revenue was $186,000.
Cost of Revenues
Cost of revenues includes the cost of merchandise sold and certain other costs such as inventory write-downs, shipping and handling costs, direct costs to fulfill customer orders, amortization of website development costs and costs of website maintenance.
Advertising Costs
The Company's advertising costs include search engine, display ads, and email advertising. All costs associated with advertising are expensed in the month that the advertising takes place. For the 39-week interim periods ended November 2, 2013

IDEELI, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)
(unaudited)

and October 27, 2012, advertising expenses amounted to $4,220,468 and $5,363,134, respectively, and are included within "Marketing" on the accompanying condensed statements of operations.
Website Development Costs
The Company capitalizes applicable website development costs incurred during the application and infrastructure development stage, and the Company expenses costs incurred during the planning and operating stages. The Company capitalized $1,491,608 and $1,675,117 of such costs for the 39-week interim periods ended November 2, 2013 and October 27, 2012, respectively.
Leases
The Company categorizes leases at their inception as either operating or capital leases and may receive renewal or expansion options, rent holidays, and leasehold improvement and other incentives on certain lease agreements. The Company recognizes lease costs on a straight-line basis, taking into account adjustments for free or escalating rental payments and deferred payment terms. Additionally, lease incentives are accounted for as a reduction of lease costs over the term of the agreement. Rent expense charged to operations differs from rent paid pursuant to certain of the Company’s leases mainly due to the effect of free-rent periods. The Company records rent expense associated with operating leases within "Selling, general and administrative" on the accompanying condensed statements of operations.
Income Taxes
The provision for income taxes is determined using the asset and liability method. Under this method, deferred tax assets and liabilities are calculated based upon the temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted tax rates that are applicable in a given year. The deferred tax assets are recorded net of a valuation allowance when, based on the weight of available evidence, the Company believes it is more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including recent cumulative earnings experience, expectations of future taxable income and capital gains by taxing jurisdiction, the carry‑forward periods available for tax reporting purposes, the ability to carryback losses and other relevant factors. The Company allocates its valuation allowance to current and non-current deferred tax assets on a pro-rata basis. A change in the estimate of future taxable income may require an increase or decrease to the valuation allowance.
The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately forecast actual outcomes. As of November 2, 2013, the Company has no uncertain tax positions.
Stock-Based Compensation
The Company measures stock-based compensation cost for employee awards based on the grant-date fair value of those awards. Expense is recognized on a straight-line basis over the service period during which awards are expected to vest, net of estimated forfeitures. The Company includes stock-based compensation expense within "Selling, general and administrative" on the accompanying condensed statements of operations.
Effective with the acquisition of the Company on January 13, 2014, as discussed in Note 9, all stock options were cancelled.
Fair Value of Financial Instruments
Cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses are reflected in the condensed financial statements at their cost, which approximates fair value due to their short-term nature.

IDEELI, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)
(unaudited)

Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents, and accounts receivable. Receivables from third-party credit cards are processed by financial institutions, which are monitored for financial stability. Management believes that it is not exposed to any significant risks related to its cash accounts.
3.    ACCOUNTS RECEIVABLE
Accounts receivable, net of allowances, as of November 2, 2013 is comprised of the following:

November 2,
2013
Credit card receivables	$1,185,430
Receivables from vendors	207,293
Wholesalers and other receivables	138,026
Total accounts receivable	1,530,749
Less: allowance for doubtful accounts	(50,939)
Accounts receivable, net	$1,479,810
4.    PROPERTY, EQUIPMENT AND SOFTWARE, NET
Property, equipment and software, net as of November 2, 2013 is comprised of the following:

November 2,
2013
Website development	$6,458,144
Computer equipment and software	4,229,365
Leasehold improvements	2,295,991
Furniture and fixtures	278,040
Studio equipment	242,939
Total property, equipment and software, gross	13,504,479
Less: accumulated depreciation and amortization	(5,420,896)
Property, equipment and software, net	$8,083,583
Depreciation and amortization expense for the 39-week interim periods ended November 2, 2013 and October 27, 2012 was $2,150,276 and $1,459,937, respectively.
5.    CONVERTIBLE PREFERRED STOCK
In June 2013, the Company completed the sale of 2,970,682 shares of Series E-1, Series E-2, and Series E-3 preferred stock ("Series E Preferred") at a price of $4.17 per share that resulted in gross proceeds of $12.4 million. Issuance costs related to the sale of Series E Preferred were approximately $0.1 million. Holders of the Series E Preferred shares are entitled to participate, senior to the holders of the other preferred shares and common stock on an as-converted basis, in any dividends paid on the common stock. Such dividends shall be noncumulative and shall be payable only when, as, and if declared by the Board. Holders of Series E Preferred shares were also issued warrants to purchase 4,456,025 shares of common stock at an exercise price of $0.18 per share. Holders of the Series E-1, Series E-2, and Series E-3 preferred shares have a liquidation preference per share of $6.26, $8.34, and $13.55, respectively. The holders of the preferred stock have the right to convert the preferred stock, at any time, into common stock. The conversion price of each class of preferred stock is initially 1:1 and is subject to an adjustment to reduce dilution in the event that the Company issues additional equity securities at a purchase price less than the applicable conversion price.

IDEELI, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)
(unaudited)

Because the Company’s stockholder agreements do not specify whether the common stockholders receive the same form of consideration as the convertible preferred stockholders upon the occurrence of a merger, a transaction resulting in a transfer of more than 50% of the Company’s voting power, or the disposition of all or substantially all of the Company’s assets or intellectual property (collectively, "in-substance liquidation events"), all of the Company’s outstanding convertible preferred shares are presented outside of permanent equity in the accompanying balance sheet.
6.    DEBT
The Company was party to a loan and security agreement ("Loan Agreement") with Square 1 Bank (the "Bank") that was amended in April 2013 and was scheduled to mature in April 2014. The Loan Agreement provided up to $12.0 million of availability for borrowings and letters of credit. The Loan Agreement included (i) a revolving credit line, (ii) one or more term loans in an aggregate principal amount not exceeding $1,500,000, and (iii) an equipment term loan that allowed a minimum of $250,000 equipment financing per quarter if necessary. Beginning in April 2013, all letters of credit require cash collateral. All borrowings bear interest at the greater of 3.00% above the prime rate or 7.00%. Interest payments were payable monthly and principal payments were payable monthly for term loans and prior to maturity for borrowings under the revolving credit line. As of November 2, 2013, there were letters of credit totaling $8.1 million primarily to secure open lines of credit with suppliers for inventory purchases and security deposits on office leases. These letters of credit expire between January 13, 2014 and October 20, 2014. As of November 2, 2013, the Company had borrowings outstanding of $2.0 million. As of November 2, 2013, available borrowings, after letters of credit, were $1.9 million.
On January 13, 2014, the Company’s Loan Agreement with Square 1 Bank was terminated and all outstanding borrowings were repaid. However, all letters of credit outstanding prior to the acquisition remain outstanding with Square 1 Bank and continue to require cash collateral.
7.    COMMITMENTS AND CONTINGENCIES
Operating Leases
The Company entered into two new leases for office space in New York, New York, in April and May of 2012. The terms of these leases are approximately 11 years, and the Company moved into the new locations in the third quarter of fiscal year 2013. Letters of credit were issued for security deposits of approximately $3.9 million, which is included in the $8.1 million of outstanding letters of credit described in Note 6.
Total rent expense for operating leases was $1,907,796 and $1,474,892 for the 39-week interim periods ended November 2, 2013 and February 2, 2013, respectively.
Legal Proceedings
The Company is party to various legal proceedings incident to the operation of its business. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the Company’s financial position, results of operations, or cash flows.
8.    RELATED-PARTY TRANSACTIONS
During the 39-week interim periods ended November 2, 2013 and October 27, 2012 the Company paid $803,214 and $118,333, respectively, to a consulting services provider for which one of the Company's executives is a member of the board of directors. In addition, during the 39-week interim period ended October 27, 2012, the Company paid $57,071 to one of the Company's investors for consulting services.
9.    SUBSEQUENT EVENTS
On January 13, 2014, all of the equity interests of the Company were acquired by Groupon for an aggregate cash purchase price of approximately $43 million, subject to working capital adjustments.

IDEELI, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)
(unaudited)

In addition, on January 13, 2014, the Company's Loan Agreement with Square 1 Bank was terminated and all outstanding borrowings were repaid. However, all letters of credit outstanding prior to the acquisition remain outstanding with Square 1 Bank and continue to require cash collateral.
Subsequent events have been evaluated through March 26, 2014, the date the financial statements were available to be issued.